Exhibit 11.1
                    TURBODYNE TECHNOLOGIES INC AND SUBSIDIARIES
                   SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE



LOSS PER SHARE                                                    Three Months Ended                      Nine Months Ended
                                                                     September 30,                           September 30,
                                                     1998                1997                1998                1997
                                               ----------------   -----------------   -----------------    ----------------
Net loss                                       $    (4,233,000)    $    (2,334,000)   $    (12,002,000)    $    (7,362,000)

Basic EPS - Weighted Average Shares
        Outstanding                                 41,204,000          29,437,000          38,446,000          25,323,000
Less: Shares in Escrow                              (4,150,000)         (4,150,000)         (4,150,000)         (4,150,000)
Basic EPS - Weighted Average Shares
        Outstanding Adjusted                        37,054,000          25,287,000          34,296,000          21,173,000
                                                  ==============      =============       ===============     ==============
                                                  ==============      =============       ===============     ==============
Basic Loss per Share                           $         (0.11)    $         (0.09)   $          (0.35)    $         (0.35)
                                                  ==============      =============       ===============     ==============

Basic EPS - Weighted Average Shares
        Outstanding Adjusted                        37,054,000          25,287,000          34,296,000          21,173,000
                                                  ==============      =============       ===============     ==============

Effect of Diluted Securities:
        Warrants and Stock Options (1)                       -                   -                   -                   -
Diluted EPS - Weighted Average Shares
        Outstanding                                 37,054,000          25,287,000          34,296,000          21,173,000
                                                  ==============      =============       ===============     ==============

Diluted Loss per Share                         $         (0.11)     $        (0.09)    $         (0.35)    $         (0.35)


(1) The Company's outstanding stock options and warrants have an antidilutive effect on net loss per share. As a result such amounts have been excluded from the computations of diluted loss per share.


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